Exhibit 5.1

Dentons Canada LLP 99 Bank Street, Suite 1420 Ottawa, ON, Canada K1P 1H4 大成 Salans FMC SNR Denton McKenna Long dentons.com

April 7, 2016

DragonWave Inc.

RE:                               Registration of Common Shares of DragonWave Inc.

We have acted as Canadian counsel to DragonWave Inc., a company existing under the federal laws of Canada (the “Company”) in connection with a public offering of 599,998 of the Company’s Common Shares (the “Offered Shares”).

In our capacity as such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate, including, without limitation:

a)             the registration statement of the Company on Form F-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and declared effective on March 14, 2016 (the “Registration Statement”);

b)             the base prospectus of the Company dated March 14, 2016 included in the Registration Statement and the prospectus supplement of the Company dated April 6, 2016 filed with the Commission in connection with the offering and sale of the Offered Shares (together, the “Prospectus”);

c)              the articles of incorporation of the Company, as currently in effect;

d)             the bylaws of the Company, as currently in effect;

e)              a certified copy of the resolutions of the board of directors of the Company passed April 3, 2016, authorizing, inter alia, the Offering; and

f)               the securities purchase agreement dated April 6, 2016 among the Company and the purchasers of the Offered Shares (the “Securities Purchase Agreement”).

Our opinion expressed herein is limited to the current laws of the Province of Ontario and those federal laws of Canada applicable therein and should not be relied upon, nor are they given, in respect of the laws of any other jurisdiction.

As used herein, the term “Applicable Law” means the Canada Business Corporations Act and the federal laws of Canada which, in our experience, are normally applicable to transactions of this type.  This opinion does not address any changes in Applicable Law after the date hereof.

In connection with the opinion expressed herein, we have considered such questions of law and examined such statutes, public and corporate records, certificates of governmental authorities and officers of the Company, other documents and conducted such other examinations as we have considered necessary for the purpose of our opinion.

In rendering our opinions set forth below, we have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies or facsimile transmissions and the completeness and accuracy of all the Company’s corporate records in our possession as of the date hereof.  We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the legal, valid, binding and enforceable obligations of such parties.  As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.  We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

Based upon the foregoing, and in reliance thereon, we are of the opinion that, upon payment to the Company of the consideration for the Offered Shares as contemplated in the Securities Purchase Agreement, the Offered Shares, when issued and sold as described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion has been prepared for use in connection with the filing of the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Offered Shares or the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Yours truly,

Dentons Canada LLP

/s/ Dentons Canada LLP